Exhibit 99.1

VIROPHARMA INCORPORATED Contacts: Robert A. Doody Assistant Director, Investor Relations Phone (610) 321-6290

VIROPHARMA ANNOUNCES ADDITIONAL SECURITIES REPURCHASE PROGRAM

Exton, PA, September 15, 2011 — ViroPharma Incorporated (Nasdaq: VPHM) today announced that the company’s Board of Directors has authorized the use of up to an additional $200 million to repurchase shares of its common stock and/or its 2% Senior Convertible Notes due 2017. The company also announced that it has substantially completed the $150 million securities repurchase announced in March 2011.

“We remain committed to maximizing shareholder value, and this expanded stock repurchase program demonstrates our confidence in the future prospects of our existing business, stated Charles Rowland, ViroPharma’s chief financial officer. “Our recently completed credit facility as well as our existing cash and cash equivalents provide us with ample resources and flexibility to continue our pursuit of business development opportunities and existing operations designed to achieve our long-term growth plans.”

Through the initial round of the securities repurchase program, ViroPharma repurchased approximately 8.1 million shares of common stock utilizing approximately $149 million of the $150 million authorized in March 2011. Reflecting the impact of the repurchase, as of September 13, 2011, ViroPharma had 70,751,468 shares of common stock issued and outstanding.

Securities purchases through the newly authorized extension of the repurchase program may be made by means of open market transactions, block transactions, privately negotiated purchase transactions or other techniques from time to time, as determined by ViroPharma’s management, and in accordance with requirements of the Securities and Exchange Commission. The sources of cash are a combination of our cash, cash equivalents and short term investments on our balance sheet and our anticipated operating cash flows.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options, including C1 esterase inhibitor deficiency, treatment of seizures in children and adolescents, and C. difficile infection (CDI). Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve. ViroPharma’s commercial products address diseases including hereditary angioedema (HAE), CDI and treatment of seizures in children and adolescents; for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s website, http://www.viropharma.com/. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward Looking Statements

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events. There can be no assurance that we will be successful in maximizing shareholder value, that the future prospects of our existing business will achieve our long-term growth plans, or that we will be successful in completing future business development transactions. These factors, and other factors, including, but not limited to those described in our annual report on Form 10-K for the year ended December 31, 2010 and quarterly reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011 filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements. These forward looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release.

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